Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-109345, 333-109346, 33-14531, 33-54483, 33-64998, 33-65440, 33-68336, 333-04775, 333-04823, 333-62087, 333-62103, 333-95409, 333-41328, 333-71502 and 333-97713) of Novell, Inc. of our report dated May 25, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 25, 2007